Exhibit 99.2 1Q 2019 Strategic & Financial Highlights Charles E. Jones, President and CEO Steven E. Strah, SVP and CFO April 2019

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. FirstEnergy Corp. (FE or the Company) management cannot estimate on a forward-looking basis the impact of these items in the context of Operating earnings (loss) per share growth projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections (i.e. CAGR) to a GAAP measure without unreasonable effort. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented in 2018 by 538 million shares, 539 million shares in the first quarter of 2019 and by 540 million shares for the full year 2019, which reflects the full impact of share dilution from the equity issuance in January 2018. Management uses non-GAAP financial measures such as Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 2 April 2019 1Q 2019 Strategic & Financial Highlights

Financial and Business Updates 1Q 2019 Results ■ Reported GAAP earnings of $0.59 per share ■ Reported Operating (non-GAAP) earnings of $0.67 per share* – Above the midpoint of our 1Q earnings guidance range of $0.60 - $0.70 Transmission Updates ■ Energizing the Future: on pace for $1.2B in planned investments in 2019 – Currently have ~1,000 projects underway; expect to bring 600-700 projects in-service in 2019 ■ Opened Center for Advanced Energy Technology (CAET); – One of the most comprehensive grid technology testing and training centers in the country * Refer to slide 10 for reconciliation between GAAP and Operating (non-GAAP) earnings 3 April 2019 1Q 2019 Strategic & Financial Highlights

Financial and Business Updates (Continued) Distribution Updates ■ In February, the Ohio utilities requested approval for two-year extension of Distribution Modernization Rider (Rider DMR) ■ Ohio supplemental stipulation on tax reform and grid modernization remains pending ■ Reached settlement on Jersey Central Power & Light’s (JCP&L) infrastructure investment program – 2-year, $97M program aimed at reliability, resiliency and safety enhancements (June 2019 - Dec. 2020) – Expect final approval from NJ BPU ■ On March 22, received final order in Potomac Edison-Maryland (PE-MD) rate case – MD PSC order fully resolved tax reform and allows for a rate increase of $6.2M – Includes new, 4-year Electric Distribution Investment Surcharge (EDIS); recovers incremental costs related to three reliability programs – Previously, in January, MD PSC approved a 5-year, $12M pilot program for electric vehicle charging stations PE-MD Rate Case Summary PE-MD Electric Vehicle Program Authorized ROE 9.65% • Plans to install 59 public charging stations across service Capital Structure 47% debt / 53% equity territory Rate Base $462M • Residential customers will be eligible for rebates for the Test Year Historic; 12 mo. ended June 30, 2018 installation of EV charging stations at their home 4 April 2019 1Q 2019 Strategic & Financial Highlights

Financial and Business Updates (Continued) Corporate Responsibility ■ Continuing our efforts to offer greater transparency and engagement with our ESG goals – Plan to publish a Corporate Responsibility report later this year to examine our efforts on issues as wide- ranging as diversity and inclusion, our environmental footprint, corporate governance and community support ■ On April 1, published our first Climate Report – Achieved a 62% reduction in CO2 as of year-end 2018 and expect to reach 80% later this year – well on our way to achieving our goal of at least 90% below 2005 levels by 2045 set in 2015 FES Update ■ Key component of our settlement agreement was our substantial support for FES to both emerge from bankruptcy and meet any legacy and future obligations – including all environmental responsibilities that could occur when the plants are eventually retired ■ In light of FES’ commitment to engage with the Department of Justice and other concerned parties, our previous assessment of the obligations, and the surety and funding that are already in place, we see no increased risk to removing the broad third-party releases from the comprehensive settlement – This change does not, in our assessment and experience, increase liabilities or obligations to our company ■ Believe FES will continue to work constructively with all parties to ensure both timely approval of their plan and their bankruptcy exit 5 April 2019 1Q 2019 Strategic & Financial Highlights

Financial and Business Updates (Continued) Earnings Guidance ■ Updating 2019 GAAP earnings forecast to $2.37 - $2.67 per share ■ Affirming 2019 Operating (non-GAAP) earnings guidance of $2.45 - $2.75 per fully diluted share* ■ Introducing 2Q19 GAAP and Operating (non-GAAP) earnings guidance of $0.55 - $0.65 per share* ■ Affirming Long-Term Operating (non-GAAP) EPS CAGR* projection of 6% - 8% through 2021 * Refer to slide 2 for information on Non-GAAP Financial Matters and slide 16 for 2019F reconciliation between GAAP and Operating (non-GAAP) earnings. 6 April 2019 1Q 2019 Strategic & Financial Highlights

(GAAP) (Non-GAAP) 1Q 2019 Earnings Results 1Q19 vs. 1Q18 EPS Variance Basic EPS Operating EPS* Regulated Distribution ($0.06) – Quarter-over-Quarter (Basic EPS / Operating EPS*) Regulated Transmission ($0.02) +$0.01 Corporate / Other ($1.88) ($0.01) 1Q Results FE Consolidated ($1.96) – ■ Continue to present all operating results and projections on a fully diluted basis – Additional information on quarterly results is available in our Strategic and Financial Highlights document ■ Reported 1Q 2019 GAAP earnings of $0.59 per basic and diluted share – Results include regulatory charges, exit of competitive generation and the impact of full dilution from the equity issuance in 2018 – 1Q 2018 results included a $1.2B gain from the deconsolidation of FES, its subsidiaries, and FENOC ■ Reported 1Q 2019 Operating (non-GAAP) earnings* of $0.67 per share ■ Regulated Distribution ($0.06) / $0.00 – Results due to favorable weather-adjusted load and lower net financing costs, offset by higher depreciation – Special items – include regulatory charges, exit of competitive generation and impact of full dilution ■ Regulated Transmission: ($0.02) / +$0.01 – Favorable results due to higher rate base from continued investments in Energizing the Future, partially offset by higher operating expenses at the stated rate transmission companies ■ Corporate / Other: ($1.88) / ($0.01) – Unfavorable results due to higher interest expense and the absence of commodity margin from the Pleasants Power station in 1Q 2018, partially offset by a lower effective tax rate – Special items – include exit of competitive generation and impact of full dilution Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the first quarter of 2019 and 2018. * Refer to slide 10 for reconciliation between GAAP and Operating (non-GAAP) earnings 7 April 2019 1Q 2019 Strategic & Financial Highlights

Rating Agency and Financing Updates Recent Rating Actions ■ In late March, Moody’s issued one-notch upgrades to American Transmission Systems, Incorporated (ATSI), Mid-Atlantic Interstate Transmission, LLC (MAIT) and JCP&L ■ Last week, Fitch issued one-notch upgrades to JCP&L, Monongahela Power Company, Allegheny Generating Company and Potomac Edison ■ These actions reflect our improved risk profile and we expect to see continued positive momentum Financing Activities ■ Issued new senior notes totaling $900M at JCP&L and Metropolitan Edison Company (ME) to repay $600M of maturing debt, repay short-term borrowings, and to fund capital expenditures ■ Issued $500M of new debt at FirstEnergy Transmission, LLC (FET) and $100M of new debt at ATSI primarily to repay short-term borrowings and to fund continued capital investments REGULATED DISTRIBUTION REGULATED TRANSMISSION Year Entity Amount Purpose Year Entity Amount Purpose  ME $500M $300M at 7.70% maturing 1/15/19  ATSI $100M New Issuance 2019 2019  JCP&L $400M $300M at 7.35% maturing 2/1/19  FET $500M New Issuance We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger 8 April 2019 1Q 2019 Strategic & Financial Highlights

Earnings Supplement to the Financial Community TABLE OF CONTENTS (Slide) 10. 1Q 2019 and 1Q 2018 Earnings Summary and Reconciliation 11. 1Q 2019 Earnings Drivers by Segment 12. Special Items Descriptions 13. 1Q 2019 Earnings Results 14. 1Q 2018 Earnings Results 15. Quarter-over-Quarter Earnings Comparison 16. 2019F GAAP to Operating (Non-GAAP) Earnings Reconciliation 17. Forward-Looking Statements Irene M. Prezelj, Vice President Gina E. Caskey, Senior Advisor Jake M. Mackin, Consultant prezelji@firstenergycorp.com caskeyg@firstenergycorp.com mackinj@firstenergycorp.com 330.384.3859 330.761.4185 330.384.4829 9 April 2019 1Q 2019 Strategic & Financial Highlights

Quarterly Summary

	1Q 2019	1Q 2018	Change
GAAP Earnings (Loss) Per Basic Share	**$0.59**	**$2.55**	**$(1.96)**
Special Items	$0.08	$(1.88)	$1.96
Operating (Non-GAAP) Earnings Per Share	**$0.67**	**$0.67**	**$—**

Quarterly Reconciliation

EPS Variance Analysis
(in millions, except per share amounts)

	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
1Q 2018 Net Income attributable to Common Stockholders (GAAP)	$322	$99	$792	$1,213
1Q 2018 Basic Earnings Per Share (avg. shares outstanding 476M)	$0.68	$0.21	$1.66	$2.55
Special Items - 2018				
Impact of full dilution	(0.08)	(0.03)	0.11	—
Regulatory charges	0.01	—	—	0.01
Exit of competitive generation	—	—	(1.89)	(1.89)
Total Special Items - 1Q 2018	(0.07)	(0.03)	(1.78)	(1.88)
1Q 2018 Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	$0.61	$0.18	$(0.12)	$0.67
Distribution Deliveries	0.01	—	—	0.01
Transmission Margin	—	0.02	—	0.02
Net Operating and Miscellaneous Expenses	—	(0.01)	—	(0.01)
Depreciation	(0.02)	—	—	(0.02)
Net Financing Costs	0.01	—	(0.01)	—
Absence of Pleasants Commodity Margin	—	—	(0.03)	(0.03)
Effective Tax Rate	—	—	0.03	0.03
1Q 2019 Operating Earnings (Loss) Per Share - Non-GAAP (539M fully diluted shares)	$0.61	$0.19	$(0.13)	$0.67
Special Items - 2019				
Impact of full dilution	0.01	—	(0.01)	—
Regulatory charges	0.01	—	—	0.01
Exit of competitive generation	(0.01)	—	(0.08)	(0.09)
Total Special Items - 1Q 2019	0.01	—	(0.09)	(0.08)
1Q 2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 530M)	$0.62	$0.19	$(0.22)	$0.59
1Q 2019 Net Income (Loss) attributable to Common Stockholders (GAAP)	$329	$104	$(118)	$315

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the first quarter of 2019 and 2018.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

10 April 2019 1Q 2019 Strategic & Financial Highlights FIRSTENERGY

Earnings Drivers: 1Q 2019 vs. 1Q 2018

Regulated Distribution (RD)

- **Distribution Deliveries:** Total distribution deliveries increased earnings $0.01 per share primarily reflecting an increase in weather-adjusted usage and customer count in the residential class.


Q-o-Q Weather-Adjusted Distribution Deliveries
2.6%
(0.8)%
(0.1)%
0.7%
Residential
Commercial
Industrial
Total


Q-o-Q Actual Distribution Deliveries
0.7%
(1.4)%
(0.1)%
(0.2)%
Residential
Commercial
Industrial
Total

- **Depreciation:** Higher depreciation expense decreased earnings $0.02 per share, primarily due to a higher asset base.
- **Net Financing Costs:** Lower net financing costs increased earnings $0.01 per share, primarily reflecting lower interest expense as a result of various debt maturities and refinancings at lower rates.
- **Special Items:** In the first quarter of 2019 and 2018, special items totaled ($0.01) per share and ($0.07) per share, respectively.

Regulated Transmission (RT)

- **Transmission Margin:** Higher transmission margin increased earnings $0.02 per share, primarily due to higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI).
- **Net Operating and Miscellaneous Expenses:** Higher operating expenses at the stated rate transmission companies decreased earnings $0.01 per share.
- **Special Items:** In the first quarter of 2019 and 2018, special items were $0.00 per share and ($0.03) per share, respectively.

Corporate / Other (Corp)

- **Net Financing Costs:** Higher net financing costs decreased results $0.01 per share.
- **Absence of Pleasants Commodity Margin:** The absence of commodity margin from the Pleasants Power Station recognized in the first quarter of 2018 decreased results $0.03 per share.
- **Effective Tax Rate:** Lower consolidated effective income tax rate increased results $0.03 per share.
- **Special Items:** In the first quarter of 2019 and 2018, special items totaled $0.09 per share and ($1.78) per share, respectively.

11 April 2019 1Q 2019 Strategic & Financial Highlights FIRSTENERGY

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ▪ Exit of competitive generation: Primarily reflects charges or credits resulting from the exit of competitive operations, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018. ▪ Impact of full dilution: Represents the dilutive impact of increasing weighted average shares outstanding to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares. ▪ In the Corp segment, this includes the addback of preferred share dividends of $43 million and $5 million in the first quarter of 2018 and 2019, respectively, and non-cash deemed dividends for the amortization of the beneficial conversion feature of $113 million in the first quarter of 2018. These amounts are considered a deduction to arrive at Net Income (loss) attributable to Common Stockholders under GAAP, and are added back to the calculation of Operating (Non-GAAP) earnings given the assumption that all preferred stock is converted. Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 12 April 2019 1Q 2019 Strategic & Financial Highlights

1st Quarter 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,512	$ 352	$ (31)	$ 2,833	$ —	$ —	$ —	$ —	$ 2,512	$ 352	$ (31)	$ 2,833
(2)	Other	61	4	(15)	50	—	—	—	—	61	4	(15)	50
(3)	Total Revenues	2,573	356	(46)	2,883	—	—	—	—	2,573	356	(46)	2,883
(4)	Fuel	131	—	—	131	—	—	—	—	131	—	—	131
(5)	Purchased power	777	—	4	781	—	—	—	—	777	—	4	781
(6)	Other operating expenses	771	66	(58)	779	(6) (a) (b)	—	(4) (b)	(10)	765	66	(62)	769
(7)	Provision for depreciation	209	69	19	297	—	—	—	—	209	69	19	297
(8)	Amortization of regulatory assets, net	3	2	—	5	8 (a)	—	—	8	11	2	—	13
(9)	General taxes	198	51	12	261	—	—	(2) (b)	(2)	198	51	10	259
(10)	Total Operating Expenses	2,089	188	(23)	2,254	2	—	(6)	(4)	2,091	188	(29)	2,250
(11)	Operating Income (Loss)	484	168	(23)	629	(2)	—	6	4	482	168	(17)	633
(12)	Miscellaneous income, net	46	4	4	54	—	—	4 (b)	4	46	4	8	58
(13)	Interest expense	(122)	(45)	(86)	(253)	—	—	—	—	(122)	(45)	(86)	(253)
(14)	Capitalized financing costs	10	8	—	18	—	—	—	—	10	8	—	18
(15)	Total Other Expense	(66)	(33)	(82)	(181)	—	—	4	4	(66)	(33)	(78)	(177)
(16)	Income (Loss) Before Income Taxes	418	135	(105)	448	(2)	—	10	8	416	135	(95)	456
(17)	Income taxes (benefits)	89	31	(27)	93	—	—	2 (b)	2	89	31	(25)	95
(18)	Income (Loss) From Continuing Operations	329	104	(78)	355	(2)	—	8	6	327	104	(70)	361
(19)	Discontinued operations, net of tax	—	—	(35)	(35)	—	—	35 (b)	35	—	—	—	—
(20)	Net Income (Loss)	329	104	(113)	320	(2)	—	43	41	327	104	(70)	361
(21)	Income Allocated to Preferred Stockholders	—	—	5	5	—	—	(5) (c)	(5)	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ 329	$ 104	$ (118)	$ 315	$ (2)	$ —	$ 48	$ 46	$ 327	$ 104	$ (70)	$ 361
(23)	Average Shares Outstanding	530				539				539			
(24)	Earnings (Loss) per Share	$ 0.62	$ 0.19	$ (0.22)	$ 0.59	$ (0.01)	$ —	$ 0.09	$ 0.08	$ 0.61	$ 0.19	$ (0.13)	$ 0.67

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ (6)	$ —	$ —	$ (6)
(b) Exit of competitive generation	4	—	43	47
(c) Impact of full dilution	—	—	5	5
Impact to Earnings	$ (2)	$ —	$ 48	$ 46

13 April 2019 1Q 2019 Strategic & Financial Highlights FIRSTENERGY

1st Quarter 2018

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,508	$ 319	$ (21)	$ 2,806	$ —	$ —	$ —	$ —	$ 2,508	$ 319	$ (21)	$ 2,806
(2)	Other	68	4	(16)	56	—	—	—	—	68	4	(16)	56
(3)	Total Revenues	2,576	323	(37)	2,862	—	—	—	—	2,576	323	(37)	2,862
(4)	Fuel	139	—	—	139	—	—	—	—	139	—	—	139
(5)	Purchased power	819	—	1	820	—	—	—	—	819	—	1	820
(6)	Other operating expenses	898	54	(12)	940	(7) (a)	—	(42) (b)	(49)	891	54	(54)	891
(7)	Provision for depreciation	196	61	20	277	—	—	—	—	196	61	20	277
(8)	Amortization (deferral) of regulatory assets, net	(152)	4	—	(148)	—	—	—	—	(152)	4	—	(148)
(9)	General taxes	195	47	12	254	—	—	—	—	195	47	12	254
(10)	Total Operating Expenses	2,095	166	21	2,282	(7)	—	(42)	(49)	2,088	166	(21)	2,233
(11)	Operating Income (Loss)	481	157	(58)	580	7	—	42	49	488	157	(16)	629
(12)	Miscellaneous income, net	56	4	7	67	—	—	—	—	56	4	7	67
(13)	Interest expense	(128)	(39)	(81)	(248)	—	—	3 (c)	3	(128)	(39)	(78)	(245)
(14)	Capitalized financing costs	6	9	—	15	—	—	—	—	6	9	—	15
(15)	Total Other Expense	(66)	(26)	(74)	(166)	—	—	3	3	(66)	(26)	(71)	(163)
(16)	Income (Loss) Before Income Taxes (Benefits)	415	131	(132)	414	7	—	45	52	422	131	(87)	466
(17)	Income taxes (benefits)	93	32	108	233	2	—	(123)	(121)	95	32	(15)	112
(18)	Income (Loss) From Continuing Operations	322	99	(240)	181	5	—	168	173	327	99	(72)	354
(19)	Discontinued operations, net of tax	—	—	1,188	1,188	—	—	(1,183) (b)	(1,183)	—	—	5	5
(20)	Net Income (Loss)	322	99	948	1,369	5	—	(1,015)	(1,010)	327	99	(67)	359
(21)	Income Allocated to Preferred Stockholders	—	—	156	156	—	—	(156) (d)	(156)	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ 322	$ 99	$ 792	$ 1,213	$ 5	$ —	$ (859)	$ (854)	$ 327	$ 99	$ (67)	$ 359
(23)	Average Shares Outstanding	476				538				538			
(24)	Earnings (Loss) per Share	$ 0.68	$ 0.21	$ 1.66	$ 2.55	$ (0.07)	$ (0.03)	$ (1.78)	$ (1.88)	$ 0.61	$ 0.18	$ (0.12)	$ 0.67

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Regulatory charges	$ 5	$ —	$ —	$ 5
(b) Exit of competitive generation	—	—	(1,017)	(1,017)
(c) Debt redemption costs	—	—	2	2
(d) Impact of full dilution	—	—	156	156
Impact to Earnings	$ 5	$ —	$ (859)	$ (854)

14 April 2019 1Q 2019 Strategic & Financial Highlights FIRSTENERGY

1st Quarter 2019 vs 1st Quarter 2018

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 4	$ 33	$ (10)	$ 27	$ —	$ —	$ —	$ —	$ 4	$ 33	$ (10)	$ 27
(2)	Other	(7)	—	1	(6)	—	—	—	—	(7)	—	1	(6)
(3)	Total Revenues	(3)	33	(9)	21	—	—	—	—	(3)	33	(9)	21
(4)	Fuel	(8)	—	—	(8)	—	—	—	—	(8)	—	—	(8)
(5)	Purchased power	(42)	—	3	(39)	—	—	—	—	(42)	—	3	(39)
(6)	Other operating expenses	(127)	12	(46)	(161)	1	—	38	39	(126)	12	(8)	(122)
(7)	Provision for depreciation	13	8	(1)	20	—	—	—	—	13	8	(1)	20
(8)	Amortization of regulatory assets, net	155	(2)	—	153	8	—	—	8	163	(2)	—	161
(9)	General taxes	3	4	—	7	—	—	(2)	(2)	3	4	(2)	5
(10)	Total Operating Expenses	(6)	22	(44)	(28)	9	—	36	45	3	22	(8)	17
(11)	Operating Income (Loss)	3	11	35	49	(9)	—	(36)	(45)	(6)	11	(1)	4
(12)	Miscellaneous income, net	(10)	—	(3)	(13)	—	—	4	4	(10)	—	1	(9)
(13)	Interest expense	6	(6)	(5)	(5)	—	—	(3)	(3)	6	(6)	(8)	(8)
(14)	Capitalized financing costs	4	(1)	—	3	—	—	—	—	4	(1)	—	3
(15)	Total Other Expense	—	(7)	(8)	(15)	—	—	1	1	—	(7)	(7)	(14)
(16)	Income (Loss) Before Income Taxes	3	4	27	34	(9)	—	(35)	(44)	(6)	4	(8)	(10)
(17)	Income taxes (benefits)	(4)	(1)	(135)	(140)	(2)	—	125	123	(6)	(1)	(10)	(17)
(18)	Income (Loss) From Continuing Operations	7	5	162	174	(7)	—	(160)	(167)	—	5	2	7
(19)	Discontinued operations, net of tax	—	—	(1,223)	(1,223)	—	—	1,218	1,218	—	—	(5)	(5)
(20)	Net Income (Loss)	7	5	(1,061)	(1,049)	(7)	—	1,058	1,051	—	5	(3)	2
(21)	Income Allocated to Preferred Stockholders	—	—	(151)	(151)	—	—	151	151	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ 7	$ 5	$ (910)	$ (898)	$ (7)	$ —	$ 907	$ 900	$ —	$ 5	$ (3)	$ 2
(23)	Average Shares Outstanding		54				1				1		
(24)	Earnings (Loss) per Share	$ (0.06)	$ (0.02)	$ (1.88)	$ (1.96)	$ 0.06	$ 0.03	$ 1.87	$ 1.96	$ —	$ 0.01	$ (0.01)	$ —

15 April 2019 1Q 2019 Strategic & Financial Highlights FIRSTENERGY

2019F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

	2019 Forecast				2Q19 Forecast
(In $M, except per share amounts)	RD	RT	Corp	FE	FE
2019F Net Income (Loss) attributable to Common Stockholders (GAAP)	$1,175 - $1,280	$435 - $480	($330) - ($320)	$1,280 - $1,440	$295 - $350
2019F Earnings (Loss) Per Share	$2.17 - $2.37	$0.81 - $0.89	($0.61) - ($0.59)	$2.37 - $2.67	$0.55 - $0.65
Excluding Special Items:					
Impact of full dilution	(0.01)	—	0.01	—	—
Regulatory charges	(0.01)	—	—	(0.01)	—
Exit of competitive generation	0.01	—	0.08	0.09	—
Total Special Items	(0.01)	—	0.09	0.08	—
2019F Operating Earnings (Loss) Per Share - Non-GAAP (540M fully diluted shares)	$2.16 - $2.36	$0.81 - $0.89	($0.52) - ($0.50)	$2.45 - $2.75	$0.55 - $0.65

(1) Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5B equity issuance in January 2018 (540M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%. 2019F Earnings (Loss) Per Share and 2019F Operating Earnings (Loss) Per Share - Non-GAAP are based on 540M shares outstanding.

16 April 2019 1Q 2019 Strategic & Financial Highlights FIRSTENERGY

Forward-Looking Statements This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we,” “us,” “our,” and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following (see Glossary of Terms for definitions of capitalized terms): the ability to successfully execute an exit from commodity-based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC) (FES Bankruptcy) that could adversely affect us, our liquidity or results of operations, including, without limitation, that conditions to the FES Bankruptcy settlement agreement may not be met or that the FES Bankruptcy settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES or FENOC or their creditors; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs through FE Tomorrow, which is the FirstEnergy initiative launched in late 2016 to identify our optimal organization structure and properly align corporate costs and systems to efficiently support FirstEnergy as a fully regulated company going forward, and other initiatives, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments at the federal and state levels, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers' demand for power, including, but not limited to, the impact of state and federal energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes to federal and state environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of our retired and former nuclear facilities; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including the Tax Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock, and thereby on FirstEnergy’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise. 17 April 2019 1Q 2019 Strategic & Financial Highlights